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FOREIGN CORPORATION

                                  CERTIFICATE

                               (See Note Below)
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    THE UNDERSIGNED, a corporation duly organized and existing under the laws of
the State of                       , in accordance with the provisions of
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section 371 of Title 8 of the Delaware Code, does hereby certify:

    FIRST:  That
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                               (See Note Below)
is a corporation duly organized and existing under the laws of the State of and is filing herewith a certificate evidencing its corporate existence.
    SECOND: That the name and address of its registered agent in said State of Delaware upon whom service of process may be had is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
    THIRD: That the assets of said corporation are $               and that the
                                                   ----------------
liabilities thereof are $                 .  The assets and liabilities
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indicated are as of a date within six months prior to the filing date of this
Certificate.
    FOURTH: That the business which it proposes to do in the State of Delaware is as follows:
    FIFTH:  That the business which it proposes to do in the State of Delaware is a business it is authorized to do in the jurisdiction of its Incorporation.
    IN WITNESS WHEREOF, said corporation has caused this certificate to be
signed on its behalf this                  day of                      .
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                                                               (See Note below)*
                                                 ------------------------------

                                                                         (Title)

* Any authorized officer or the Chairman or Vice-Chairman of the Board of Directors may execute this certificate.

Note:  If the corporation is qualifying under an assumed name because its true
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name is unavailable for use in Delaware, the certificate should set forth
(whether in the heading, the body or the execution thereof) the true name of the corporation followed by "also known as (assumed name)" or "doing business as (assumed name)" wherever the name is required.